UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                November 25, 2003
                                (Date of earliest
                                 event reported)





       Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
       Number                    Principal Executive Offices; and Telephone Number             Identification Number
       ---------------------     ----------------------------------------------------------    ------------------------
       1-16169                   EXELON CORPORATION                                            23-2990190
                                 (a Pennsylvania corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                                 Chicago, Illinois 60680-5379
                                 (312) 394-7398

       333-85496                 EXELON GENERATION COMPANY, LLC                                23-3064219
                                 (a Pennsylvania limited liability company)
                                 300 Exelon Way
                                 Kennett Square, Pennsylvania 19348
                                 (610) 765-6900


Item 5. Other Events

1. Sithe Transactions.

         On November 25, 2003, Exelon Generation Company, LLC (Generation), Reservoir Capital Group (Reservoir) and Sithe Energies, Inc. (Sithe) completed a series of previously announced transactions resulting in Generation and Reservoir each indirectly owning a 50% interest in Sithe.

         Initially, entities controlled by Reservoir purchased certain Sithe entities holding six U.S. generating facilities, each a qualifying facility under the Public Utility Regulatory Policies Act, in exchange for $37 million ($21 million in cash and a $16 million two-year note). Entities controlled by Marubeni Corporation (Marubeni) purchased all of Sithe's entities and facilities outside of North America (other than Sithe Energies Australia (SEA) of which Marubeni purchased a 49.9% interest on November 24 for separate consideration) for approximately $178 million. Marubeni has agreed to acquire the remaining
50.1 % of SEA in 90 days if a buyer is not found.

         Following the sales by Sithe of the above entities, Generation closed on the purchase of the 35.2% interest in Sithe owned by Apollo Energy, LLC and the 14.9% interest in Sithe owned by subsidiaries of Marubeni for $620 million. Generation then sold an indirect 50% interest in Sithe for $75.8 million in cash to an entity controlled by Reservoir. On November 26, 2003, Sithe distributed $580 million of available cash to Generation.

         Both Generation and Reservoir's 50% interests in Sithe are subject to put and call options that could result in either party owning 100% of Sithe. While Generation's intent is to fully divest Sithe by the end of 2004, the timing of the put and call options vary by acquirer and can extend through March 2006. The pricing of the put and call options is dependent on numerous factors, such as the acquirer, date of acquisition and assets owned by Sithe at the time of exercise.

2. Synthetic Fuel Investment.

         Exelon Corporation (Exelon) also announced that it recently purchased interests in two synthetic fuel-producing facilities. Synthetic fuel facilities chemically change coal, including waste and marginal coal, into a fuel used at power plants. Requests for two Private Letter Rulings (PLRs) have been filed with the Internal Revenue Service (IRS) to affirm that the fuel production from these facilities qualifies for tax credits under Section 29 of the Internal Revenue Code. Exelon has retained a termination right that may be exercised in the event that the PLRs are not received within one year. Assuming normal production and receipt of the PLRs, the investment is expected to provide more than $200 million of cash benefits to Exelon over the life of the investment starting in 2003 through 2007.

         Section 29 of the Internal Revenue Code allows tax credits for the sale of synthetic fuels produced from non-conventional sources through December 31, 2007. Earlier this year, the IRS reviewed the validity of Section 29 credits, and on October 29, 2003, the IRS announced that it was resuming the issuance of PLRs for synthetic fuel production facilities.

         Exelon purchased its interests in the plants under a structure that has previously been considered by the IRS in other PLRs. Based on prior PLRs that were issued concerning the same facilities, it is currently anticipated that the IRS will issue new PLRs with respect to Exelon's investment.

         The investment is not expected to have a material impact on Exelon's cash flow or net income in 2003. For the period 2004 through 2008, the investment is expected to provide total net cash flow of more than $200 million. The cash flow stream is not levelized over that five-year period. Annual net cash from the investment is expected to range from approximately $25 million to approximately $40 million in 2004-2006 and 2008, with peak net cash of approximately $80 million in 2007.

         The expected net income impact from the investment is levelized over the period 2004 through 2008, averaging between $50 and $55 million each year. The investment will increase operating expenses by approximately $200 million per year and reduce Exelon's effective tax rate by approximately 6.7% to approximately 30.5% in 2004. Exelon's pro forma operating earnings guidance excludes the Section 29 investment-related earnings, and pro forma operating results going forward would exclude the Section 29 investment-related earnings.

                                      ***

This combined Form 8-K is being filed separately by Exelon and Generation (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2002 Annual Report on Form 10-K - ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2002 Annual Report on Form 10-K - ITEM 8. Financial Statements and Supplementary Data: Exelon - Note 19, ComEd - Note 16, PECO - Note 18 and Generation - Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements,

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which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.


                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                        EXELON CORPORATION
                        EXELON GENERATION COMPANY, LLC

                        /s/  Robert S. Shapard
                        ----------------------------------
                        Robert S. Shapard
                        Executive Vice President and Chief Financial Officer Exelon Corporation


December 3, 2003